EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S–8 (No. 333–118707) of eCOST.com, Inc. of our report dated March 28, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 29, 2005